EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 33-87344 and 333-76367 of Merix Corporation on Form S-8 of our report dated June 25, 1999, appearing in this Annual Report on Form 10-K of Merix Corporation for the year ended May 27, 2000.

DELOITTE & TOUCHE LLP

Portland, Oregon
August 14, 2000